Exhibit 3.2

BY-LAWS

OF

LEINER HEALTH PRODUCTS INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES

Leiner Health Products Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place as may be designated from time to time by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided in the Delaware General Corporation Law, as amended from time to time (the “DGCL”), or the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation.

Section 2.3. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the President, any Vice President or Secretary of the Corporation or by any member of the Board of Directors and shall also be called by the Board of Directors at the request of holders of shares of the issued and outstanding capital stock of the Corporation holding together at least twenty-five percent of the number of shares of stock outstanding entitled to vote at such meeting not less than five business days after receipt of such request. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. A meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided in the DGCL. At any special meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by the DGCL or the Certificate of Incorporation.

Section 2.4. Notice of Meeting. Notice of the date, time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the date of such meeting, in the manner prescribed by the DGCL. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by the DGCL.

Section 2.5. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by the DGCL or the Certificate of Incorporation.

Section 2.6. Adjournment of Meeting. Whether or not a quorum is present, a meeting may be adjourned by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing all of the votes so present or represented and entitled to be cast (a “Unanimous Vote”), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Unanimous Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 2.7. Voting. Except as otherwise provided by the DGCL, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of all of the Corporation’s issued and outstanding capital stock present in person or by proxy. Unless required by the DGCL or the Certificate of Incorporation, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall state the number of shares voted.

Section 2.8. Action by Stockholders Without a Meeting. Whenever, under the DGCL, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

DIRECTORS

Section 3.1. Number and Qualifications. The Board of Directors shall not be less than nine (9) and shall consist of such number as may be fixed from time to time by resolution of the stockholders. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case, such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies. All directors shall be at least eighteen years of age. The directors need not be stockholders.

Section 3.2. Responsibilities. The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of one (1) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by the DGCL.

Section 3.3. Election and Term of Office. Except as otherwise provided by the DGCL or the Certificate of Incorporation, the directors shall be elected at each meeting of the stockholders for the election of directors at which a quorum is present by a unanimous vote cast at such election. If the election of directors shall not be held on the day designated by the By-Laws, the directors shall cause the same to be held as soon thereafter as may be convenient. The directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

Section 3.4. Removal of Directors. Any director may be removed from the Board of Directors, with or without cause, with the prior consent of the stockholders.

Section 3.5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by the vote of the stockholders. In case of any increase in the number of directors, the additional directors may be elected by the stockholders. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his or her successor.

Section 3.6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called at any time by any director.

Section 3.8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at such time and place as shall be designated by resolution of the Board of Directors on not less than five (5) Business Days prior written notice to all directors; provided that no notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice.

Section 3.9. Business Transacted at Meetings. All business to be transacted at any regular or special meeting of the Board of Directors must be stated in the notice of such meeting, provided that any action approved by all directors then in office may be taken regardless of the absence of such notice of such action.

Section 3.10. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws. Whether or not a quorum is present at a meeting of the Board of Directors, upon request of any director, the Board of Directors shall adjourn the meeting to such time (but not less than two Business Days after such adjournment, unless otherwise agreed to by the director requesting such adjournment) and place as a majority of the directors present at the meeting may determine without notice other than an announcement at the meeting.

Section 3.11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the full Board of Directors or committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 3.12. Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

Section 3.13. Compensation. The Board of Directors may establish by resolution adopted by unanimous vote of the full Board of Directors reasonable compensation for directors for services to the Corporation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.14. Committees of Directors. The Board of Directors may, by resolution adopted by unanimous vote of the full Board of Directors, designate one or more committees to have and exercise such power and authority as the Board of Directors shall specify.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and such other additional officers with such titles and powers as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Except as otherwise specified by the Board of Directors, such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

CAPITAL STOCK

Section 5.1. Issue of Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, the President or any Vice President (or a comparable officer), and the Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

Section 5.2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Corporation by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

Section 5.3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Nature of Indemnity for Directors and Officers. The Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation and who was, is or may be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation’s request with respect to any employee benefit plan. In addition, the Corporation shall indemnify any person, whether or not such person is or was a director or officer of the Corporation, who is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was, is or may be made a party to any Proceeding by reason of any action alleged to have been taken or omitted in such capacity.

The indemnification provided by the foregoing shall be made in all cases, except those in which a determination has been made by a court of competent jurisdiction or by a unanimous vote of the Board of Directors that the individual failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, to the extent that a present or former director or officer of the Corporation or of another entity covered under this Section 6.1 has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify a director or officer of the Corporation or of another entity covered under this Section 6.1 in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by a majority of the Board of Directors.

Section 6.2. Nature of Indemnity for Employees and Agents. The Corporation may indemnify any person who is or was or has agreed to become an employee or agent of the Corporation, or who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was or is or may be made a party to a Proceeding by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation’s request with respect to any employee benefit plan. Any indemnification of a present or former employee or agent under this Section 6.2 (unless ordered by a court) may be made by the Corporation, unless a determination is made by a court of competent jurisdiction or by a majority of the Board of Directors that the present or former employee or agent failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 6.3. Limitation on Indemnities. In the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor against any person described in Sections 6.1 and 6.2 above, (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 6.4. Expenses to be Reimbursed. Without limitation, any indemnification provided by the Corporation pursuant to Section 6.1 shall cover, or with respect to an indemnification provided pursuant to Section 6.2, may cover, judgments, fines, court costs, reasonable attorneys’ fees and the cost of reasonable settlements, to the extent such expenses are actually and reasonably incurred in connection with the Proceeding.

Section 6.5. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation or of another entity under Section 6.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.1. Any indemnification of a present or former employee or agent of the Corporation or of another entity under Section 6.2 hereof (unless ordered by a court) may be made by the Corporation unless a determination is made that indemnification of the present or former employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.2. Any such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (1) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

Section 6.6. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a director or officer described in Section 6.1 in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it should be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by employees or agents described in Section 6.2 in defending any Proceeding may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent any director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.7. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such covered capacity at any time while these provisions, as well as the relevant provisions of any applicable law, are in effect. Any repeal or modification of these provisions or applicable law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Rights arising under this Article may not be modified retroactively without the consent of any affected director, officer, employee or agent or former director, officer, employee or agent.

Section 6.8. Preservation of Other Rights. The indemnification provided under this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.10. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.11. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer pursuant to these By-Laws, or advance of costs,

charges and expenses to a director or officer under Section 6.6 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in a court of law. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.6 of these By-Laws where the required undertaking of repayment, if any, has been received by the Corporation) that the claimant has not met the standard of conduct requiring indemnification by the Corporation, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 of these By-Laws, nor, the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE VII

AMENDMENTS

The stockholders shall have exclusive power to make, rescind, alter, amend and repeal these By-Laws by a vote of the holders of a majority of the issued and outstanding voting capital stock of the Corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any director or stockholder, such notice may be given in writing by mail, addressed to such director or stockholder at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is delivered by hand, when it is deposited in the United States mail if delivered by mail, or when transmission receipt is confirmed if delivered by facsimile transmission.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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